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                                                                 Exhibit (10)(e)
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                          INTERIM OPERATING AGREEMENT


                                  By and Among


                   THE FIRST AMERICAN FINANCIAL CORPORATION,


             FIRST AMERICAN REAL ESTATE INFORMATION SERVICES, INC.,


                                      and


                      EXPERIAN INFORMATION SOLUTIONS, INC.


                         Dated as of November 30, 1997



================================================================================
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                            TABLE OF CONTENTS/1/

                                                                            Page

                                   ARTICLE I
                                  DEFINITIONS................................  2

1.01.   Defined Terms........................................................  2
1.02.   Principles of Construction...........................................  3


                                  ARTICLE II
                 TERM; INCORPORATION OF OPERATING AGREEMENT..................  4

2.01.   Term.................................................................  4
2.02.   Incorporation of Operating Agreement By Reference....................  4
2.03.   Exceptions...........................................................  4
2.04.   Controlling Document.................................................  4


                                  ARTICLE III
                                 MISCELLANEOUS...............................  5

3.01.   Specific Performance.................................................  5
3.02.   Amendments and Modifications.........................................  5
3.03.   Notices..............................................................  5
3.04.   Attorneys' Fees......................................................  6
3.05.   Further Assurances...................................................  6
3.06.   Counterparts.........................................................  6
3.07.   Governing Law........................................................  6
3.08.   Successors...........................................................  6
3.09.   Severability.........................................................  6
3.10.   Entire Agreement.....................................................  7
3.11.   Confidentiality......................................................  7

---------------
/1/ This Table of Contents is provided for convenience only, and does not form a part of the attached Interim Operating Agreement.

                                      (i)
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INTERIM OPERATION AGREEMENT, made as of November 30, 1997 (this "Agreement"), by and among THE FIRST AMERICAN FINANCIAL CORPORATION, a California corporation ("FAFCO"), FIRST AMERICAN REAL ESTATE INFORMATION SERVICES, INC., a California corporation, ("FAREISI"), and EXPERIAN INFORMATION SOLUTIONS, INC., an Ohio corporation ("EXPERIAN") (each a "Party" and, collectively, the "Parties").

                             W I T N E S S E T H :
                             -------------------

     WHEREAS, FAFCO, FAREISI, First American Appraisal Consulting Services, Inc., a California corporation ("FAREISI Subsidiary 1"), First American Appraisal Services, Inc., a California corporation ("FAREISI Subsidiary 2"), First American Credco, Inc., a Washington corporation ("FAREISI Subsidiary 3"), First American Field Services, Inc., a New Jersey corporation ("FAREISI Subsidiary 4"), First American Flood Data Services, Inc., a Texas corporation ("FAREISI Subsidiary 5"), First American Property Services, Inc., a New York corporation ("FAREISI Subsidiary 6"), First American Real Estate Tax Service, Inc., a Florida corporation ("FAREISI Subsidiary 7"), Pasco Enterprises, Inc., a Texas corporation ("FAREISI Subsidiary 8"), Prime Credit Reports, Inc., a California corporation ("FAREISI Subsidiary 9"), Property Financial Services Of New England, Inc., a Delaware corporation ("FAREISI Subsidiary 10"), Docs Acquisition Corp., a Nevada corporation ("DOCS"), Strategic Mortgage Services, Inc. (Texas), a Texas corporation ("SMS") (FAREISI, FAREISI Subsidiary 1, FAREISI Subsidiary 2, FAREISI Subsidiary 3, FAREISI Subsidiary 4, FAREISI Subsidiary 5, FAREISI Subsidiary 6, FAREISI Subsidiary 7, FAREISI Subsidiary 8, FAREISI Subsidiary 9, FAREISI Subsidiary 10, DOCS and SMS, collectively, the "FAFCO Members") and EXPERIAN have entered into that certain Contribution and Joint Venture Agreement, of even date herewith (as the same may be amended, modified and supplemented from time to time, the "JV Agreement"; capitalized terms used in this Agreement and not otherwise defined herein shall, unless the context otherwise requires, have the meaning given thereto in the JV Agreement), in order to combine the FAREISI Business and the RES Business;

     WHEREAS, in connection with the JV Agreement, the FAFCO Members and EXPERIAN have entered into that certain Operating Agreement For First American Real Estate Solutions LLC, of even date herewith (as the same may be amended, modified and supplemented from time to time, the "Operating Agreement"), pursuant to which each of the FAFCO Members and EXPERIAN have established First American Real Estate Solutions LLC, a California limited liability company ("Newco");

     WHEREAS, Section 2.02 of the JV Agreement and Section 2.02(a) of the Operating Agreement contemplate that at 00:01 (Pacific Standard Time) on January 1, 1998 (the "Effective Time") (i) the FAFCO Members will contribute the FAREISI Business to Newco and (ii) EXPERIAN will contribute the RES Business to Newco; and

     WHEREAS, the Parties intend for Newco to commence operations from and after the date of this Agreement as if the contributions described in the preceding paragraph had occurred on the date of this Agreement.

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     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the Parties agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

     1.01. Defined Terms.  As used in this Agreement, the following terms shall
           -------------
have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Agreement" shall mean this Interim Operating Agreement, as the same may be amended, modified and/or supplemented from time to time.

     "Commencement Time" shall mean 00:01 (Pacific Standard Time) on December 1, 1997.

     "Effective Time" shall have the meaning set forth in the third WHEREAS clause of this Agreement.

     "EXPERIAN" shall have the meaning set forth in the introductory paragraph of this Agreement.

     "FAFCO" shall have the meaning set forth in the introductory paragraph of this Agreement.

     "FAFCO Member" shall have the meaning given thereto in the first WHEREAS clause of this Agreement.

     "FAREISI" shall have the meaning set forth in the introductory paragraph of this Agreement.

     "FAREISI Business" shall mean the collective businesses of each of the FAFCO Members.

     "Implementing Agreements" shall have the meaning set forth in Section 7.01(d) of the JV Agreement.

     "Interim Period" shall have the meaning set forth in Section 2.03 hereof.

     "JV Agreement" shall have the meaning set forth in the first WHEREAS clause of this Agreement.

     "Newco" shall have the meaning set forth in the second WHEREAS clause of this Agreement.

     "Operating Agreement" shall have the meaning set forth in the second WHEREAS clause of this Agreement.

     "Party" and "Parties" shall have the meaning set forth in the introductory paragraph of this Agreement.

     "Person" shall mean and include any individual, partnership, association, joint stock company, joint venture, corporation, trust, limited liability company, unincorporated organization, government, agency or political subdivision thereof.

     "Prime Rate" shall have the meaning set forth in the JV Agreement.

     "RES Business" shall mean the business of EXPERIAN commonly known as Experian Real Estate Solutions (including, without limitation, the businesses commonly known as Experian Title Information Services and Experian Property
Data).

     "US GAAP" means United States generally accepted accounting principles applied on a consistent basis.

     1.02. Principles of Construction.
           --------------------------

     (a) All references to Articles, Sections and subsections are to Articles, Sections and subsections in this Agreement unless otherwise specified. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "including" is not limiting and means "including without limitation."

     (b) All accounting terms not specifically defined herein shall be construed in accordance with US GAAP.

     (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding"; and the word "through" means "to and including."

     (d) The Table of Contents hereto and the Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     (e) This Agreement and the Implementing Agreements are the result of negotiations among and have been reviewed by counsel to the Parties and are the products of all Parties. Accordingly, they shall not be construed against any Party merely because of such Party's involvement in their preparation.

                                   ARTICLE II
                   TERM; INCORPORATION OF OPERATING AGREEMENT

     2.01. Term.  The term of this Agreement shall commence on the date hereof
           ----
and shall end immediately prior to the Effective Time.

     2.02. Incorporation of Operating Agreement By Reference.  Each of FAFCO and
           -------------------------------------------------
FAREISI, on its own behalf and on behalf of the FAFCO Members, and EXPERIAN agrees that (a) the terms and conditions of the Operating Agreement are, by this reference, incorporated in this Agreement in their entirety as if set forth herein in full, together with all related defined terms, and (b) it will, except as provided in Section 2.03, comply (and, in the case of FAFCO and FAREISI, will cause the FAFCO Members to comply) with the terms and conditions of the Operating Agreement as incorporated herein by reference as if (i) the Effective Time had occurred at 00:01 (Pacific Standard Time) on December 1, 1997 (the "Commencement Time"), (ii) the contributions contemplated by Section 2.02 of the JV Agreement and Section 2.02(a) of the Operating Agreement had been made at the Commencement Time, notwithstanding that such contributions will actually be made at the Effective Time, and (iii) the references in the Operating Agreement to the term "Effective Date" were references to "Commencement Time."

     2.03. Exceptions.  Notwithstanding Section 2.02(b), (a) the credits to the
           ----------
Capital Accounts described in Section 2.02(b) of the Operating Agreement shall not occur until the contributions contemplated by Section 2.02(a) of the Operating Agreement are actually made; (b) 80% of Newco's Net Profits or Net Loss, as the case may be, for the period from December 1, 1997 to January 1, 1998 (the "Interim Period") shall be allocated among the FAFCO Members according
           --------------
to their Percentage Interests and credited to their respective Capital Accounts, and 20% of Newco's Net Profits or Net Loss, as the case may be, for the Interim Period shall be allocated to EXPERIAN and credited to its Capital Account; (c) the employees of the FAFCO Members engaged in the FAREISI Business shall remain employees of the respective FAFCO Members until the Effective Time; (d) the employees of EXPERIAN engaged in the RES Business shall remain employees of EXPERIAN until the Effective Time; (e) all Taxes, if any, related to the FAREISI Business from the date hereof through the Effective Time shall be paid by the respective FAFCO Members; (f) all Taxes, if any, related to the RES Business from the date hereof through the Effective Time shall be paid by EXPERIAN; and
(g) until the Effective Time, no officer of the Newco may terminate the employment of any employee of the RES Business without the prior written consent of EXPERIAN.

     2.04. Controlling Document.  Prior to the Effective Time, if any conflict
           --------------------
exists among the terms of this Agreement and the terms of the Operating Agreement, the terms of this Agreement shall control. From and after the Effective Time, if any conflict exists among the terms of this Agreement and the terms of the Operating Agreement, the terms of the Operating Agreement shall control.

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

                                  ARTICLE III
                                 MISCELLANEOUS

    3.01. Specific Performance.  Due to the fact that the parties hereto will be
          --------------------
irreparably damaged in the event that this Agreement is not specifically enforced, in the event of a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any of the parties hereto, the other parties shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.

    3.02. Amendments and Modifications.  The provisions of this Agreement may be
          ----------------------------
waived, altered, amended, modified, or repealed, in whole or in part, only on the written consent of all parties to this Agreement. Any oral representations or modifications concerning this instrument shall be of no force or effect unless contained in a subsequent written modification signed by all parties to this Agreement.

    3.03. Notices.  All notices, requests, demands, waivers and other
          -------
communications required or permitted to be given under this Agreement shall be in writing and shall be addressed as follows:

          If to Newco:

          First American Real Estate Solutions LLC
          150 Second Avenue, Suite 1600
          St. Petersburg, Florida 33701
          Attn: Mr. John Long
          Telephone:
          Telecopy:

          If to the FAFCO Members:

          c/o The First American Financial Corporation
          114 East Fifth Street (P.O. Box 267)
          Santa Ana, California  92702
          Attn:  Mr. Parker Kennedy
          Telephone: (714) 558-3211
          Telecopy:  (714) 647-2242

          With a copy to:

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

          White & Case
          633 West Fifth Street, 19th Floor
          Los Angeles, CA 90071
          Attn:  Neil W. Rust
          Telephone: (213) 620-7700
          Telecopy: (213) 687-0758

          If to EXPERIAN:

          Experian Information Solutions, Inc.
          505 City Parkway West
          Orange, California  92868
          Attn:  General Counsel
          Telephone: (714) 385-8296
          Telecopy:  (714) 938-2513


or to such other Person or address as any party shall specify by notice in writing to each of the other parties hereto. Except for a notice of a change of address, which shall be effective only upon receipt thereof, all such notices, requests, demands, waivers and communications properly addressed shall be effective: (i) if sent by U.S. mail, three Business Days after deposit in the U.S. mail, postage prepaid; (ii) if sent by FedEx or other overnight delivery service, two Business Days after delivery to such service; (iii) if sent by personal courier, upon receipt; and (iv) if sent by facsimile, upon receipt.

    3.04. Attorneys' Fees.  Should any litigation be commenced between the
          ---------------
parties hereto concerning any provision of this Agreement or the rights and duties of any person in relation thereto, the party or parties prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for attorneys' fees in such litigation.

    3.05. Further Assurances.  Each of the parties hereto does hereby covenant
          ------------------
and agree on behalf of itself and its successors and assigns, without further consideration, to execute and deliver such other instruments, documents and statements, and to take such other action, as may be required by law or as are necessary effectively to carry out the purposes of this Agreement.

    3.06. Counterparts.  This Agreement may be executed in several counterparts,
          ------------
each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

    3.07. Governing Law.  This Agreement, including its existence, validity,
          -------------
construction and operating effect, and the rights of each of the parties hereto, shall be governed by and construed in accordance with the internal laws of the State of California.

    3.08. Successors.  Subject to the restrictions against transfer as
          ----------
incorporated herein, the provisions of this Agreement shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each of the parties hereto. Nothing in this Agreement, ex-pressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

    3.09. Severability.  If any term, provision, covenant, or condition of this
          ------------
Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the rest of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.


    3.10. Entire Agreement.  This Agreement, including all agreements referred
          ----------------
to herein (including, without limitation, the Operating Agreement and the JV Agreement), constitutes the entire agreement of the parties pertaining to the subject matter hereof, and fully supersedes any and all prior agreements or understandings between the parties pertaining to the subject matter hereof.

    3.11. Confidentiality.  Subject to the requirements of applicable law, each
          ---------------
party shall maintain in confidence all information received from Newco and, except as may otherwise be expressly permitted by a separate written agreement, shall use such information only for the benefit of Newco, and shall not disclose any such information to any third party or make any unauthorized use thereof. Each party shall treat all such information with the same degree of care against disclosure or unauthorized use which it affords to its own confidential information. The obligation of confidentiality and non-use shall not apply to any information which (a) is or becomes generally available to the public through no fault of the receiving party, (b) is independently developed by the receiving party or (c) is received in good faith from a third party who is lawfully in possession of such information and has the lawful right to disclose or use it.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed in their respective corporate names by their respective officers, each of whom is duly and validly authorized and empowered, all as of the day and year first above written.


                         THE FIRST AMERICAN FINANCIAL
                         CORPORATION


                         By /s/ Parker S. Kennedy
                            ----------------------------
                           Name: Parker S. Kennedy
                           Title:


                         FIRST AMERICAN REAL ESTATE
                         INFORMATION SERVICES, INC.


                         By /s/ John Long
                            --------------------------------
                           Name: John Long
                           Title:



                         EXPERIAN INFORMATION SOLUTIONS, INC.


                         By /s/ D.V. Skilling
                            --------------------------------
                           Name: D. Van Skilling
                           Title: